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                                                                      EXHIBIT 15





Ford Motor Company
Ford Holdings, Inc.
The American Road
Dearborn, Michigan


Re:   Ford Motor Company and Ford Holdings, Inc. Registration Statement on Form
      S-3


We are aware that our reports dated April 27, 1994 and July 27, 1994 accompanying the unaudited interim financial information of Ford Motor Company and Subsidiaries for the periods ended March 31, 1994 and 1993 and for the periods ending June 30, 1994 and 1993 and included in the Ford Motor Company Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994, respectively, are incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

We are also aware that our reports dated April 27, 1994 and July 27, 1994 accompanying the unaudited interim financial information of Ford Holdings, Inc. for the periods ended March 31, 1994 and 1993 and for the periods ending June 30, 1994 and 1993 and included in the Ford Holdings, Inc. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994, respectively, are incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.





COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan  48243
August 18, 1994